UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 7, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Effective October 7, 2016, the Board of Directors (the “Board”) of Swift Energy Company (the “Company”) appointed Robert J. Banks, 61, as interim Chief Executive Officer of the Company as the Board continues its search for a new Chief Executive Officer of the Company. Mr. Banks steps into the interim Chief Executive Officer position with the retirement of Terry E. Swift as Chief Executive Officer, which was effective October 7, 2016.
Along with holding the position of interim Chief Executive Officer, Mr. Banks will continue to serve as Executive Vice President and Chief Operating Officer of the Company, a position that he has held since 2008. From 2006 to 2008, he served as Vice President International Operations and Strategic Ventures. Mr. Banks is also President of the Company’s subsidiary, Swift Energy International, and has served as an officer of such company since he joined the Company in 2004. Mr. Banks has 40 years of experience in both U.S. and international exploration and production activities. His responsibilities have included exploration, development, exploitation and acquisition projects. Prior to joining Swift Energy, Mr. Banks held executive-level positions at Vanco Energy Company, Mosbacher Energy Company, and Kuwait Foreign Petroleum Company, and senior-level positions at Santa Fe International Corporation. His direct project responsibilities have included exploration and production operations in 13 different countries in North America, Africa, Asia, Europe and the Pacific Rim. Mr. Banks holds a BSc degree from The Pennsylvania State University.
There is no additional plan, contract, arrangement that corresponds to Mr. Bank’s appointment as interim Chief Executive Officer along with his other responsibilities; he will continue to be compensated under his arrangements with the Company as Executive Vice President and Chief Operating Officer.
(a) Mr. Swift’s termination of employment was previously disclosed in the Company’s Form 8-K filed August 8, 2016, and includes his resignation as a Class III Director on the Board. Such resignation from the Board is also effective October 7, 2016. At the time of this disclosure, no person has been named to serve as a Class III Director for the remainder of Mr. Swift’s unexpired term ending at the 2019 annual meeting of shareholders.
Mr. Swift has confirmed to the Company that his resignation from the Board is in conjunction with his retirement and termination from employment and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
(b) In reference to the previous disclosure in the Company’s Form 8-K filed August 8, 2016, Alton D. Heckaman, Jr. will continue to serve as the Company’s Executive Vice President and Chief Financial Officer until November 15, 2016.

Item 7.01	Regulation FD Disclosure
On October 7, 2016, the Company issued a press release announcing the appointment of Mr. Banks to the Board to serve as interim Chief Executive Officer. A copy of the press release, which includes additional information regarding Mr. Bank’s background and experience, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Swift Energy Company press release issued October 7, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 12, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Swift Energy Company press release issued October 7, 2016

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